I

                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the Registration Statement No. 333-64385 of Merit Securities Corporation on Form S-3 of our report dated March 30, 2001, appearing in this Annual Report on Form 10-K of Merit Securities Corporation for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP




Richmond, Virginia
April 6, 2001